UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 18, 2004

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Gulf Street, Lamar, Missouri		64759-1899
(Address of principal executive offices)		(ZIP Code)

Registrant's telephone number, including area code (417) 682-3322

Item 5.         Other Events.

        On August 18, 2004, O’Sullivan Industries Holdings, Inc. issued a press release announcing that its corporate headquarters will move to the Atlanta, Georgia area. The release also updated management changes. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated by reference.

Item 7.        Financial Statments and Exhibits.

Exhibit 99        Press release dated August 18, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: August 20, 2004	/s/ Robert S. Parker
Robert S. Parker President and Chief Executive Officer